Exhibit 99.1

etrials Worldwide to Report Fourth Quarter and Full Year 2006
Financial Results

Company Expects to Report Revenue Growth and Positive Net Income

MORRISVILLE, N.C.--Feb. 20, 2007--etrials(R) Worldwide, Inc. (Nasdaq:ETWC)(Nasdaq:ETWCW)(Nasdaq:ETWCU), a leading provider of eClinical software and services that optimize clinical-trial management and accelerate time-to-market, today announced that it expects to report revenue growth for the fourth quarter 2006 of over 50% versus the same period last year and approximately 15% revenue growth for fiscal year 2006 compared to fiscal year 2005. In addition, the company expects to achieve positive net income for the fourth quarter and fiscal year 2006 before non-cash stock-based compensation.

The financial results for the three and twelve month periods ended December 31, 2006 will be released after market close on Wednesday, February 28, 2007. Management will conduct a conference call at 4:30 p.m. ET that same day.

To participate in the live call by telephone, please dial 800.480.2207, or for international callers, please dial 706.643.7866 and reference ID number 9419131. Those interested in listening to the conference call live via the Internet may do so by visiting the company's web site at www.etrials.com, or by clicking http://audioevent.mshow.com/324353/. Please go to the web site 15 minutes prior to the scheduled start to register, download and install any necessary audio software. A web cast audio replay will be available through March 14, 2007. A telephone audio replay will also be available through March 7, 2007, by dialing 800.642.1687 from the US or 706.645.9291 for international callers and entering conference ID number 9419131 when prompted.

About etrials(R)

etrials Worldwide, Inc. (Nasdaq: ETWC, ETWCW, ETWCU) a leading provider of eClinical software and services to pharmaceutical, biotechnology, medical device, and contract research organizations offers insight into all aspects of clinical trials, maximizing return on investment and accelerating time to market. With global operations, etrials is the only top tier solutions provider to offer electronic data capture (EDC), interactive voice response (IVR), electronic patient diaries (eDiary) as part of an integrated software as a service (SaaS) platform or as individual solutions to optimize clinical trials. As an experienced leader, etrials has facilitated over 900 trials involving more than 400,000 patients in 60 countries; and has participated in 33 studies used for new drug applications. Having partnered with over 100 clients, including 16 of the top 20 global pharmaceutical companies and top CROs, etrials is leading the way towards Adaptive Trials and integration between eClinical and electronic health records. To learn more visit us at www.etrials.com.

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etrials is registered trademark in the United States of etrials Worldwide, Inc. Other marks belong to their respective owners and are used with permission.

Forward-Looking Statements

This announcement or the conference call referenced therein may contain forward-looking statements, including statements regarding revenue growth and profitability that involve risks and uncertainties. Actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, delays in the current schedule for clinical trials by existing clients, utilization of our software and services by clients to a lesser degree than is currently expected and terminations of existing contracts, all of which are possible because our contracts do not generally have minimum volume guarantees and can be terminated without penalty by clients, and failure to sign new contracts at the rate management currently targets. More information about potential factors which could cause actual results to differ from the forward looking statements included in this announcement is included in our filings with the Securities and Exchange Commission, including in the Risk Factors section of the Form 8-K/A filed with the Securities and Exchange Commission on March 31, 2006 and in subsequent quarterly reports in Form 10-QSB. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

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CONTACT:	Investors: Ashton Partners Lauren Murphy, 617.275.8745 lmurphy@ashtonpartners.com or Media: Ashton Partners Mike Banas, 312.553.6704 mbanas@ashtonpartners.com